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                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                          OPERATING SEGMENT INFORMATION
             (SALES REVENUE CHANGE, VOLUME EFFECT AND PRICE EFFECT)

                                                                        SECOND QUARTER, 2001
                                                          -----------------------------------------------
                                                                                CHANGE IN REVENUE DUE TO
                                                                               --------------------------
                                                           REVENUE             VOLUME              PRICE
                                                          % CHANGE             EFFECT              EFFECT
                                                          --------             ------              ------
Chemicals Group Segments
      Coatings, Adhesives, Specialty Polymers,
         and Inks                                             56%                 57%                  3%
      Performance Chemicals and Intermediates                (12)                (13)                  9
      Specialty Plastics                                      (9)                 (8)                  2
                                                             ---                 ---                 ---
         Total Chemicals Group                                12                  12                   6
                                                             ---                 ---                 ---

Polymers Group Segments
      Polymers                                                (6)                 (6)                  5
      Fibers                                                  13                  10                   3
                                                             ---                 ---                 ---
         Total Polymers Group                                 (1)                 (2)                  4
                                                             ---                 ---                 ---

Total Eastman                                                  6%                  6%                  5%
                                                             ===                 ===                 ===

                                                                       FIRST SIX MONTHS, 2001
                                                          -----------------------------------------------
                                                                                CHANGE IN REVENUE DUE TO
                                                                               --------------------------
                                                           REVENUE             VOLUME              PRICE
                                                          % CHANGE             EFFECT              EFFECT
                                                          --------             ------              ------
Chemicals Group Segments
      Coatings, Adhesives, Specialty Polymers,
         and Inks                                             51%                 48%                  2%
      Performance Chemicals and Intermediates                 (9)                 (6)                  5
      Specialty Plastics                                      (6)                 (5)                  1
                                                             ---                 ---                 ---
         Total Chemicals Group                                12                  12                   3
                                                             ---                 ---                 ---

Polymers Group Segments
      Polymers                                                 4                  --                   8
      Fibers                                                   3                   1                   3
                                                             ---                 ---                 ---
         Total Polymers Group                                  4                  --                   6
                                                             ---                 ---                 ---

Total Eastman                                                  8%                  7%                  5%
                                                             ===                 ===                 ===


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